RULE 12d1-4
FUND OF FUNDS ETF INVESTMENT AGREEMENT

This Agreement, dated as of May 14th, 2026 (the “Effective Date”) between the entities listed on Appendix A hereto (as may be amended from time to time), severally and not jointly, (each an “Acquiring Fund”), and each open-end investment company that is operating as an exchange-traded fund (each, an “ETF”) and advised by First Trust Advisors, L.P. that is listed on Appendix B hereto (as may be amended from time to time), severally and not jointly, (“each an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the 1940 Act, as amended; and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (the "Distributor") or any registered brokers or dealers ("Brokers") may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, as well as Distributors and Brokers to knowingly sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of, and in reliance on the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule.
NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, Distributor, or Broker may sell shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.Terms of Investment.

(a)In accordance with the Rule, the Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

The Funds note that each Acquired Fund operates as an exchange-traded fund and is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired Funds can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Participation Agreement”) with the Acquired Funds’ distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that govern creations and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Participation Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund. The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(b)In order to assist the Acquired Fund’s investment advisor in finding that any undue influence concerns associated with the Acquiring Fund’s investment in the Acquired Fund are reasonably addressed, the Acquiring Fund shall provide the following information prior to an initial investment in the Acquired Fund:(1) summary information regarding the anticipated timeline of its investment in the Acquired Fund, (2) the scale of its contemplated investments in the Acquired Fund, (3) the anticipated timing of redemption requests by the Acquiring Fund, and (4) any other relevant information reasonably requested by the Acquired Fund with reference to the Rule. Furthermore, upon a reasonable request from the Acquired Fund made any time during the Term of the Agreement, the Acquiring Fund shall provide updated investment and anticipated redemption information; provided, however, that the Acquiring Fund does not, in its sole discretion, determine that the requested information includes Material Non-Public Information.

(c)In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to theRule. In accordance with the foregoing and in recognition of each Acquired Fund's obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available Fund disclosure documents including the Acquired Fund’s then-current registration statement, as amended from time to time, and shareholder reports.

2.Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(a)Each Acquired Fund agrees that any information regarding planned purchases or sales of shares of the Acquired Fund provided pursuant to Section 1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third-party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants, legal counsel, investment advisers and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for purposes of this Agreement.

3.Representations and warranties of the Acquiring Funds.

(a)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.
(b)Additionally, an Acquiring Fund shall use reasonable efforts to provide advance notification to an Acquired Fund prior to any purchase or acquisition of shares in an Acquired Fund that will to the information or belief of the Acquiring Fund: (i) cause such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities; or (ii) cause an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, to hold more than 20% and 25% of an Acquired Fund’s total outstanding voting securities. The Acquiring Fund further agrees to notify the Acquired Fund if, at any time, an Acquiring Fund no longer holds voting securities in excess of the amounts noted above.

(c)Notwithstanding anything herein to the contrary, any Acquiring Fund that has an "affiliated person" (as defined under the 1940 Act) that is: (i) a broker-dealer, other than a broker-dealer whose authorization to engage in the securities business is limited solely to acting as a mutual fund underwriter or sponsor, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund's total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

With respect to Acquired Funds designated as “Enumerated Funds” on Appendix B, the Acquiring Fund will use reasonable efforts to provide advanced notification to the Acquired Fund in the event that it anticipates redeeming more than 5% of the Acquired Fund’s net asset value within a period of 5 business days. Such notice shall be provided to the Acquired Fund(s)

whenever practicable and consistent with the Acquiring Fund’s best interests.

(d)An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund's investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund's reasonable request.

(e)Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in any funds listed on the 12d1-4 Excluded Funds List (as defined in Appendix B). Each Acquiring Fund acknowledges that the 12d1-4 Excluded Funds List is available as described in Appendix B, and further acknowledges that it is an Acquiring Fund’s obligation to review the 12d1-4 Excluded Funds List on an ongoing basis for any changes which may occur from time to time.

4.Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Fund Compliance	Kristi Maher
AssetMark, Inc.	First Trust Portfolios, L.P.
1655 Grant Street, 10th Floor	120 E. Liberty Drive, Suite 400
Concord, CA 94520	Wheaton, IL 60187
Email: fundcompliance@assetmark.com	Email: foflegal@ftportfolios.com
With a copy to:	With a copy to:
Fabio Battaglia, III Esq.	W. Scott Jardine, Esq.
Stradley Ronon Stevens & Young, LLP	Attn: Legal Dept.
2005 Market Street	First Trust Portfolios L.P.
Philadelphia, PA 19103	120 E. Liberty Drive, Suite 400 Wheaton, IL 60187
Email: fbattaglia@stradley.com	Email: foflegal@ftportfolios.com

5.Term and Termination.
(a)This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Fund's reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.

This Agreement shall continue until terminated, either in its entirety or with respect to one or more specific Acquired Fund(s) or Acquiring Fund(s), in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquired Fund shall not terminate the Agreement as to other Acquired Funds that are parties hereto.
6.Assignment; Amendment; Miscellaneous
(a)This Agreement may not be assigned by either party without the prior written consent of the other.
(b)This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that the 12d1-4 Excluded Funds List, as defined in Appendix B to this Agreement may be amended by the Acquired Funds, in their sole discretion. For the avoidance of doubt, it is acknowledged and agreed that no notice is required to update, supplement or otherwise amend the 12d1-4 Excluded Fund List.
(c)In any action involving the Acquiring Fund under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the applicable trust.
(d)In any action involving the Acquired Funds under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.
(e)The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.
(f)Each of the Acquired Funds is a series of a Massachusetts business trust, a copy of the Declaration of Trust of each such trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective trust or the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund. Similarly, for any Acquiring Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquiring Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.
(g)This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.
In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement or any third-party beneficiary, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

On behalf of each of the entities Listed on Appendix A to this Agreement, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Treasurer

First Trust Exchange-Traded Fund
First Trust Exchange-Traded Fund II
First Trust Exchange-Traded Fund III
First Trust Exchange-Traded Fund IV
First Trust Exchange-Traded Fund V
First Trust Exchange-Traded Fund VI
First Trust Exchange-Traded Fund VII
First Trust Exchange-Traded Fund VIII
First Trust Exchange-Traded AlphaDEX® Fund
First Trust Exchange-Traded AlphaDEX® Fund II

On behalf of each of the Acquired Funds listed on Appendix B, Severally and Not Jointly

By:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	President and CEO

Appendix A

Acquiring Funds

GPS Funds I

GuideMark® Large Cap Core Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II

GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

APPENDIX B
As of May 14, 2026
Exchange- Traded Funds

First Trust Exchange-Traded Fund
First Trust Dow Jones Internet Index Fund (FDN)
First Trust Dow Jones Select MicroCap Index Fund (FDM)
First Trust Water ETF (FIW)
First Trust Natural Gas ETF (FCG)
First Trust Morningstar Dividend Leaders Index Fund (FDL)
First Trust NASDAQ® ABA Community Bank Index Fund (QABA)
First Trust NASDAQ® Clean Edge® Green Energy Index Fund (QCLN)
First Trust NASDAQ-100 Select Equal Weight ETF (QQEW)
First Trust NASDAQ-100 Ex-Technology Sector Index Fund (QQXT)
First Trust NASDAQ-100-Technology Sector Index Fund (QTEC)
First Trust NYSE ®Arca® Biotechnology Index Fund (FBT)
First Trust S&P REIT Index Fund (FRI)
First Trust Capital Strength ETF (FTCS)
First Trust US Equity Opportunities ETF (FPX)
First Trust Value Line® Dividend Index Fund (FVD)
First Trust Dividend Strength ETF (FTDS)
First Trust Dow 30 Equal Weight ETF (EDOW)
First Trust Lunt U.S. Factor Rotation ETF (FCTR)
First Trust Growth Strength ETF (FTGS)
First Trust Indxx Aerospace & Defense ETF (MISL)
First Trust Bloomberg Inflation Sensitive Equity ETF (FTIF)
First Trust S&P 500 Diversified Free Cash Flow ETF (FCFY)
First Trust Exchange-Traded Fund II

First Trust Dow Jones Global Select Dividend Index Fund (FGD)
First Trust STOXX® European Select Dividend Index Fund (FDD)
First Trust Alerian Disruptive Technology Real Estate ETF (DTRE)
First Trust Indxx Global Natural Resources Income ETF (FTRI)
First Trust Indxx Global Agriculture ETF (FTAG)
First Trust Alerian U.S. NextGen Infrastructure ETF (RBLD)
First Trust Global Wind Energy ETF (FAN)
First Trust Indxx NextG ETF (NXTG)
First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund (GRID)
First Trust S-Network Future Vehicles & Technology ETF (CARZ)
First Trust Cloud Computing ETF (SKYY)
First Trust International Equity Opportunities ETF (FPXI)
First Trust NASDAQ Cybersecurity ETF (CIBR)
First Trust IPOX® Europe Equity Opportunities ETF (FPXE)
First Trust Dow Jones International Internet ETF (FDNI)
First Trust Nasdaq Lux Digital Health Solutions ETF (EKG)

First Trust Indxx Metaverse ETF (ARVR)
First Trust Bloomberg Emerging Market Democracies ETF (EMDM)
First Trust Emerging Markets Human Flourishing ETF (FTHF)
First Trust Bloomberg Artificial Intelligence Index ETF (FAI)
First Trust Bloomberg Nuclear Power ETF (RCTR)
First Trust Indxx Critical Metals ETF (FMTL)
First Trust Exchange-Traded Fund III
First Trust Long/Short Equity ETF (FTLS)* First Trust Exchange-Traded Fund IV
First Trust Low Duration Opportunities ETF (LMBS )* First Trust Exchange-Traded Fund V

First Trust NASDAQ Technology Dividend Index Fund (TDIV)
First Trust S&P International Dividend Aristocrats ETF (FID)
First Trust Rising Dividend Achievers ETF (RDVY)
First Trust RBA American Industrial Renaissance® ETF (AIRR)
First Trust SMID Cap Rising Dividend Achievers ETF (SDVY)
First Trust Indxx Innovative Transaction & Process ETF (LEGR)
First Trust Nasdaq Artificial Intelligence and Robotics ETF (ROBT)
First Trust Dorsey Wright Momentum & Low Volatility ETF (DVOL)
First Trust Dorsey Wright Momentum & Value ETF (DVLU)
First Trust International Developed Capital Strength ETF (FICS)
First Trust S&P 500 Economic Moat ETF (EMOT)
First Trust RBA Deglobalization ETF (DGLO)
First Trust International Rising Dividend Achievers ETF (IDVY)
First Trust Small Cap BuyWrite Income ETF (FTKI)
First Trust Nasdaq Bank ETF (FTXO)
First Trust Nasdaq Food & Beverage ETF (FTXG)
First Trust Nasdaq Oil & Gas ETF (FTXN)
First Trust Nasdaq Pharmaceuticals ETF (FTXH)
First Trust S-Network E-Commerce ETF (ISHP)
First Trust Nasdaq Semiconductor ETF (FTXL)
First Trust Nasdaq Transportation ETF (FTXR)
First Trust Bloomberg Shareholder Yield ETF (SHRY)
First Trust SMID Capital Strength ETF (FSCS)
First Trust SMID Growth Strength ETF (FSGS)
First Trust S&P 500 Diversified Dividend Aristocrats ETF (KNGZ)
First Trust Indxx Medical Devices ETF (MDEV)
First Trust S-Network Streaming & Gaming ETF (BNGE)
First Trust Bloomberg R&D Leaders ETF (RND)
First Trust New Constructs Core Earnings Leaders ETF (FTCE)
First Trust Managed Futures Strategy Fund (FMF)* First Trust Exchange-Traded Fund VI
First Trust Exchange-Traded Fund VII

First Trust Alternative Absolute Return Strategy ETF (FAAR)* First Trust Global Tactical Commodity Strategy Fund (FTGC)*
First Trust Exchange-Traded Fund VIII

No series as of the date of this Appendix B First Trust Exchange-Traded AlphaDEX® Fund

First Trust Consumer Discretionary AlphaDEX® Fund (FXD)
First Trust Consumer Staples AlphaDEX® Fund (FXG)
First Trust Energy AlphaDEX® Fund (FXN)
First Trust Financials AlphaDEX® Fund (FXO)
First Trust Health Care AlphaDEX® Fund (FXH)
First Trust Industrials/Producer Durables AlphaDEX® Fund (FXR)
First Trust Materials AlphaDEX® Fund (FXZ)
First Trust Technology AlphaDEX® Fund (FXL)
First Trust Utilities AlphaDEX® Fund (FXU)
First Trust Large Cap Core AlphaDEX® Fund (FEX)
First Trust Mid Cap Core AlphaDEX® Fund (FNX)
First Trust Small Cap Core AlphaDEX® Fund (FYX)
First Trust Large Cap Value AlphaDEX® Fund (FTA)
First Trust Large Cap Growth AlphaDEX® Fund (FTC)
First Trust Multi Cap Value AlphaDEX® Fund (FAB)
First Trust Multi Cap Growth AlphaDEX® Fund (FAD)
First Trust Mid Cap Value AlphaDEX® Fund (FNK)
First Trust Mid Cap Growth AlphaDEX® Fund (FNY)
First Trust Small Cap Value AlphaDEX® Fund (FYT)
First Trust Small Cap Growth AlphaDEX® Fund (FYC)
First Trust Exchange-Traded AlphaDEX® Fund II

First Trust Asia Pacific Ex-Japan AlphaDEX® Fund (FPA)
First Trust Europe AlphaDEX® Fund (FEP)
First Trust Latin America AlphaDEX® Fund (FLN)
First Trust China AlphaDEX® Fund (FCA)
First Trust Japan AlphaDEX® Fund (FJP)
First Trust Developed Markets ex-US AlphaDEX® Fund (FDT)
First Trust Emerging Markets AlphaDEX® Fund (FEM)
First Trust Germany AlphaDEX® Fund (FGM)
First Trust United Kingdom AlphaDEX® Fund (FKU)
First Trust Switzerland AlphaDEX® Fund (FSZ)
First Trust Emerging Markets Small Cap AlphaDEX® Fund (FEMS)
First Trust Developed Markets Ex-U.S. Small Cap AlphaDEX® Fund (FDTS)
First Trust Eurozone AlphaDEX® ETF (FEUZ)
First Trust India NIFTY 50 Equal Weight ETF (NFTY)

*Designates an Enumerated Fund

This Appendix B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds, along with related requirements

(the “12d1-4 Excluded Funds List”), all such additional terms and requirements being deemed incorporated by reference into this Agreement, which is maintained at First Trust’s website https://www.ftportfolios.com/Common/ContentFileLoader.aspx?ContentGUID=b043947d-1a3d-4c6d-a149-41ebd693d5b6 and is available as the 12d1-4 Excluded Funds List under the News & Literature tab for each First Trust-advised ETF, as such site is amended, supplemented or revised and in effect from time to time.

First Trust Advisors, L.P., on behalf of the Acquired Funds, will notify the Acquiring Funds of changes to the 12d1-4 Excluded Funds List in a reasonable frame of time following the addition or exclusion of a fund.